EXHIBIT 10.32

[Antiope Partners L.L.C. Letterhead]

November 30, 2003

AXCESS Inc.

3208 Commander Drive

Dallas, Texas 75006

Re:                                     Series I Preferred Stock

Ladies and Gentlemen:

Antiope Partners L.L.C., a Delaware limited partnership (“Antiope”), hereby notifies and directs Axcess International Inc. (the “Company”) to convert Series I Preferred Stock held by Antiope at November 30, 2003 into Voting Common Shares of the Company as provided in Section 5 of the Certificate of Designations, Preferences, Powers and Rights of Series I Preferred Stock (the “Certificate”).

1.                                       Issuance of Common Shares.  Antiope hereby directs the Company to issue 303,960 shares of Common Stock in exchange for 76 shares of Series I Preferred Stock held by Antiope at November 30, 2003.

2.                                       Securities Act Legend; Registration Rights.

2.1                                 The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”).  Certificates representing the Shares shall bear a restrictive legend substantially to the effect of the following:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR APPLICABLE STATE SECURITIES LAWS, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THEY MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THOSE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION THEREFROM.

3.                                       Representations and Warranties of Antiope.  Antiope hereby represents and warrants to the Company as follows:

3.1                                 Antiope is acquiring the Shares for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

3.2                                 Antiope understands that the Shares have not been registered under the Securities Act, by reason of their issuance by the Company in transactions exempt from the registration requirements of the Securities Act, and that Antiope must hold the Shares indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration.

3.3                                 Antiope further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts, after compliance with the holding periods and other provisions thereof.

3.4                                 Antiope understands that its investment hereunder involves substantial risks and represents and warrants that it has made such independent examinations and investigations of the Company as it has deemed necessary in making its investment decision, and Antiope further represents and warrants that it has had sufficient access to the officers, directors, books and records of the Company as it has deemed necessary to conduct such examination and investigation and make such investment decision.

3.5                                 Antiope is able to bear the economic risk of the investment contemplated by this agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this agreement.

Very truly yours,

ANTIOPE PARTNERS L.L.C.

By:	Antiope Partners L.L.C., its general partner

By:	/s/ Robert J. Bertoldi

A Managing Member